Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the "Investment Banking division"), the Alternative Investments business (the "AI Business") within the Asset Management division (the "Asset Management division") and the U.S. private client services business (the "U.S. PCS Business") within the Private Banking division (the "Private Banking division") (the "Reporting Person"). The address of the principal business and office of the Bank is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, NY 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Hldgs USA Inc"), a Delaware corporation. The address of the principal business and office of CS Hldgs USA Inc is Eleven Madison Avenue, New York, NY 10010, USA. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. ("CS USA Inc") a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC ("CS Sec USA LLC"), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies. The address of the principal business and office of each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, NY 10010, USA.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout Growth II, L.P. (“Sprout Growth”) and Sprout IX Plan Investors, L.P. (“SIPI”) are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO and Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX, Sprout VII and Sprout Growth and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Growth. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VII. DLJ Growth Associates II, L.P. ("Associates II"), a Delaware limited partnership, is a general partner of Sprout Growth and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout Growth. DLJ Growth Associates II, Inc. ("DLJGA II"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates II. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of SIPI and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of SIPI. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc.

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The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VII, Associates VII, DLJGA II, Associates II, Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Growth, SIPI, DLJLBO II and DLJLBO is Eleven Madison Avenue, New York, New York 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The business address of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the "Traditional AM Business") and the Private Banking division (other than the U.S. PCS Business) (the "Non-U.S. PB Business")) may beneficially own shares of Common Stock to which this Form 4 relates and such shares are not reported in this Form 4. CSG disclaims beneficial ownership of shares of Common Stock beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of shares of Common Stock beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of shares of Common Stock beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2) Includes 9,504 shares of Common Stock sold by Sprout CEO and 1,229 shares of Common Stock sold by DLJCC.

(3) Includes 17,047 shares of Common Stock owned directly by Sprout CEO, 383,255 shares of Common Stock owned directly by DLJCC, 1,201,584 shares of Common Stock owned directly by Sprout Growth, 1,469,722 shares of Common Stock owned directly by Sprout VII, 1,566,741 shares of Common Stock owned directly by Sprout IX, 6,175 shares of Common Stock owned directly by Sprout Entrepreneurs,

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72,353 shares of Common Stock owned directly by SIPI and 99,321 shares of Common Stock owned directly by CS USA Inc.

Sprout CEO, DLJCC, Sprout Growth, Sprout VII, Sprout IX, Sprout Entrepreneurs and SIPI (collectively, the "CS Entities"), and the other parties thereto, entered into a voting trust agreement (the "Voting Trust Agreement") with Wells Fargo Bank, N.A., as trustee (the "Trustee"), dated as of September 21, 2006, pursuant to which the CS Entities currently have 4,716,877 shares of Common Stock (the "Trust Shares") deposited in a voting trust. Pursuant to the Voting Trust Agreement, the Trustee has the exclusive right to vote the Trust Shares. This includes 17,047 shares of Common Stock deposited by Sprout CEO, 383,255 shares of Common Stock deposited by DLJCC, 1,201,584 shares of Common Stock deposited by Sprout Growth, 1,469,722 shares of Common Stock deposited by Sprout VII, 1,566,741 shares of Common Stock deposited by Sprout IX, 6,175 shares of Common Stock deposited by Sprout Entrepreneurs and 72,353 shares of Common Stock deposited by SIPI.

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